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                                           EXHIBIT 11

                                   e.spire COMMUNICATIONS, INC.
                       STATEMENT RE COMPUTATION OF PER SHARE EARNINGS (LOSS)
                              ($ in thousands, except per share data)

                                                                 Three months ended June 30,           Six months ended June 30,
                                                                   1998               1997               1998             1997
                                                             -----------------   ----------------   ---------------   --------------

Net Loss                                                      $      (32,445)        $  (25,652)     $   (64,540)      $   (49,675)


Less: Preferred Stock Accretion                                        8,607                106           17,100            1,095
                                                             -----------------   ----------------   ---------------   --------------

Net Loss to Common Stockholders                               $      (41,052)        $  (25,758)     $    (81,640)     $   (50,770)
                                                             =================   ================   ===============   ==============


               AVERAGE SHARES OUTSTANDING

Weighted Average Number of
  Common Shares Outstanding                                        45,281,794         28,025,238        41,495,538       17,994,161

Net additional shares assuming stock options and warrants
  exercised and proceeds used to purchase treasury stock           11,205,932          6,466,496        11,205,932        6,466,496
                                                             -----------------   ----------------   ---------------   --------------

Weighted average number of common and
  common equivalent shares outstanding                             56,487,726         34,491,734        52,701,470       24,460,657
                                                             =================   ================   ===============   ==============


                    PER SHARE AMOUNTS

Basic earnings per share                                          $    (0.91)         $   (0.92)       $    (1.97)        $  (2.82)
                                                             =================   ================   ===============   ==============

Diluted earnings per share                                        $    (0.73)         $   (0.75)       $    (1.55)        $  (2.08)
                                                             =================   ================   ===============   ==============
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